Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180324, 333-167533, 333-159211, 333-149281, 333-141660, 333-133332, 333-112728, 333-109809, 333-102509, and 333-66758) and on Form S-3 (Nos. 333-140268 and 333-143989) of PDF Solutions, Inc. of our report dated March 2, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 2, 2015